UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2025

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 Wisconsin Avenue Suite 1300 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2025, William Walker, the Chief Executive Officer of Walker & Dunlop, Inc. (the “Company”), was granted an award of performance stock units (the “Award”) pursuant to the Walker & Dunlop, Inc. 2024 Equity Incentive Plan and an award agreement thereunder (the “Award Agreement”). The Award is eligible to be earned if the Company’s annualized total stockholder return (“Annualized TSR”) for the three-year performance period from August 24, 2025 through August 23, 2028 (the “Performance Period”) is at least 1.0 percentage point higher than the Annualized TSR of the S&P 600 Small Cap Financials Index during the Performance Period (the “Plan Activation Hurdle”).

If the Plan Activation Hurdle is attained, then the Award will be earned following the end of the Performance Period as to a number of shares of the Company’s common stock (the “Earned PSUs”) equal to (i) the Value Creation Amount divided by (ii) the volume-weighted average price of the Company’s common stock during the twenty trading days prior to (and including) the last day of the Performance Period (the “VWAP”). The “Value Creation Amount” is an amount equal to 5% of the amount by which (i) the compounded growth in the Company’s market capitalization over the Performance Period (calculated based on the actual Annualized TSR rate during the Performance Period) exceeds (ii) a “Value Creation Hurdle” equal to the hypothetical compounded growth in the Company’s market capitalization over the Performance Period that would result from an Annualized TSR of 12%. Additionally, in no event will the Earned PSUs exceed the lesser of (i) 521,526 shares of common stock and (ii) a number of shares of common stock equal to the quotient obtained by dividing (A) $50,000,000 by (B) the VWAP.

Any Earned PSUs will generally be eligible to vest in three equal annual installments, with the first such installment occurring on the date that the Company’s Board of Directors (or a committee thereof) determines the number of performance stock units that have been earned, subject generally to continued employment and subject to accelerated vesting in certain circumstances as provided for in the Award Agreement.

The foregoing description of the Award and Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Award Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc. (Registrant)

Date: August 28, 2025	By:	/s/ Gregory A. Florkowski
		Name:	Gregory A. Florkowski
		Title:	Executive Vice President and Chief Financial Officer